Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Thomas Arnst, Daniel Cancelmi and Chad Wiener, acting alone, as his or her true and lawful attorneys-in-fact and agents, with full power of resubstitution and substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign one or more Registration Statements on Form S-8, or other appropriate form, and any or all amendments (including post-effective amendments) or supplements to such Registration Statements for the purpose of registering under the Securities Act of 1933 the issuance of Tenet Healthcare Corporation shares under the Tenet Healthcare 2019 Stock Incentive Plan, as the same may be amended from time to time, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to such Registration Statements or any amendments or supplements thereto in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have each executed this Power of Attorney as of the date indicated below.

Signature	Title	Date

/s/ Ronald A. Rittenmeyer	Executive Chairman and Director	August 11, 2022
Ronald A. Rittenmeyer

/s/ Saumya Sutaria	Chief Executive Officer and Director	August 12, 2022
Saumya Sutaria, M.D.

/s/ James L. Bierman	Director	August 10, 2022
James L. Bierman

/s/ Richard Fisher	Director	August 10, 2022
Richard Fisher

/s/ Meghan M. FitzGerald	Director	August 10, 2022
Meghan M. FitzGerald, DrPH

/s/ Cecil D. Haney	Director	August 10, 2022
Cecil D. Haney

/s/ J. Robert Kerrey	Director	August 10, 2022
J. Robert Kerrey

/s/ Chris Lynch	Director	August 10, 2022
Chris Lynch

/s/ Richard Mark	Director	August 11, 2022
Richard Mark

/s/ Tammy Romo	Director	August 11, 2022
Tammy Romo

/s/ Nadja West	Director	August 10, 2022
Nadja West M.D.